Secretariat of Mkró and Little Empran

Department of Reglxtro Emprasar4el the Integration with Commercial of the Ectado do Rio de Janeiro

N*do hetosüo

NIRE (DA SEDE OU DA FILIAL QUANDO A SEDE FOR EM OUTRA UF)

2 09

Tipo Jurídico

Company company l1mltada

JUCERJA - Headquarters

Date of web protocol creation: 15/07/2020 13:50:55

00-2026/134159-5

APPLICATION

Mr President of the Commercial Board of the State of Rio de Janeiro

SERVIÇOS DE PETRÓLEO ONSHORE CONSTELLATION LTDA.

requires v. sa to lay down the following act:

Código do Ato

Ato 002

Code 002

Event ID	Qtde.	DescriptionYthe eto / Description of the cYconto
021	1	AherasBo / change of Oados tExceto Business Name)
XXX	xxx	XXAXXXXXXXXXXXXXX

Rio de Janeiro

Location

03.09.2020

Date

Name:	Representative company gal
Signature:	VALATR [illegible]
	[illegible]
Telefone de contato:	J 9LJJRU Q 1h0 Hoxs1UF +1i"O'* CD4
Document Type:	Hfbrido
Date created:	15/07/2020
Date of 14 entry:	

00-2020/124159-5

1st AMENDMENT TO THE ARTICLES OF INCORPORATION OF SERVIÇOS DE PETRÓLEO ONSHORE CONSTELLATION LTDA.

CNPJ/me No. 36.233.830/0001-06
NIRE No. **33.2.1092533-4**

SERVIÇOS DE PETRÓLEO CONSTELLATION S.A. (in judicial settlement), a joint-stock company , organized and existing in accordance with Brazilian laws, registered in the National Registry of Legal Entities of the Ministry of Economy (*Nacional da Pessoa Jurídica do Ministério da Economia*, or "CNPJ/ME") under No. 30.521.090/0001-27, with its articles of incorporation registered with the Commercial Board of the State of Rio de Janeiro under NIRE No. 33.300.006.974, with headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Presidente Antonio Carlos, 1st, 3rd, 5th, 6th and 7th floors, Downtown, 20020-010, herein represented in the form of its Bylaws by its Directors, José Augusto Fernandes Filho, Brazilian, married, geologist, holder of the identity card SSP/BA No. 00247594-49 and registered with the CPF/ME under No. 002.819.564-72 and Valdir Moreira Bufon, Brazilian, married, accountant, holder of the CRC-R identity card No. 069280/0-7 and registered with the CPF/ME under No. 883.282.527-91, the sole partner of SERVIÇOS DE PETRÓLEO ONSHORE CONSTELLATION LTDA., a company based in the city of Rio de Janeiro, State of Rio de Janeiro, on Avenida Presidente Antonio Carlos, No. 51, Room 601, Downtown, 20020-010, registered in the CNPJ/ME under No. 36.233.830/0001-06, with its articles of incorporation registered with the Commercial Board under NIRE No. 33.210.925.334, (hereinafter referred to as "Company"), hereby decides the following:

1. The partnership decides to amend clause 5 of the Company's Article of Incorporations, thereby ratifying the value of the assets contributed to the Company's capital stock, and consequently the value of the share capital and the number of shares of the Company, according to the following:

> Clause 5: the capital stock is R$138,649,329.00 divided into 138,649,329 shares, with a nominal value of R$1.00 (one *real*) each, fully subscribed and integrated SERVIÇOS DE PETRÓLEO CONSTELLATION S.A . (in judicial settlement) as follows:

(a) **SERVIÇOS DE PETRÓLEO CONSTELLATION S.A**. (in judicial settlement), on this date, subscribes to 138,619,328 shares, at a nominal value of R$ 1,00 (one *real*) each and pay them through the contribution of the following assets, according to the balance sheet as adjusted on December 18, 2019:

(i) Sonda convencional terrestre QG-I (year of manufacture: 1980), equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which are characterized and described in <u>Annex I</u> of the Articles of Incorporation, which totals R$ 4,193,892.03 (four million, one hundred and ninety-three thousand *reais* and three cents);

(ii) Sonda convencional terrestre QG-II (year of manufacture: 1980), equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which

are characterized and described in Annex I of the Articles of Incorporation, which totals R$1,089,943.38 (one million, eighty-nine thousand, nine hundred and forty-three *reais* and thirty-eight cents);

(iii) Sonda helitransportavél QG-III (year of manufacture: 1970), equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which are characterized and described in Annex I of the Articles of Incorporation, which totals R$1,00 (one *real*);

(iv} Sonda helitransportavél QG-IV (year of manufacture: 1984), equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which are characterized and described in Annex I of the Articles of Incorporation, which totals R$3,337,495.44 (three million, three hundred thirty-seven thousand, four hundred and ninety-five hundred *reais* and forty-four cents);

(v) Sonda helitransportavél QG-V (year of manufacture: 2010), equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which are characterized and described in Annex I of the Articles of Incorporation, which totals R$23,090,786.24 (twenty-three million, ninety thousand, seven hundred and eighty-six *reias* and twenty-four cents);

(vi) Sonda convencional QC-VI (year of manufacture: 2008), equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which are characterized and described in Annex I of the Articles of Incorporation, which totals R$19,315,494.71 (nineteen million, three hundred and fifteen thousand, four hundred and ninety-four *reais* and seventy-one cents);

(vii) Sonda convencional QC-VII (year of manufacture: 2008), equipped with its belongings , components, controls, parts, accessories and ancillary equipment, which are characterized and described in Annex I of the Articles of Incorporation, which totals R$19,370,362.20 (nineteen million, three hundred and seventy thousand and three hundred sixty-two *reais* and twenty cents);

(viii) Sonda convencional QC-VIII, (year of manufacture: 2010), equipped with its belongings, components, controls, parts, accessories and ancillary equipment contained in Annex I of the Articles of Incorporation, which totals R$34,017,748.97 (thirty-four million, seventeen thousand, seven hundred and forty-eight *reais* and ninety-seven cents);

(ix) Sonda convencional QC-IX, (year of manufacture: 2010), equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which are characterized and described in Annex I of the Articles of Incorporation, which totals R$34,233,605.28 (thirty-four million, two hundred thirty-three thousand, six hundred and five *reais* and twenty-eight cents).

Therefore, the share capital of the Company shall be composed as follows:

PARTNER	Number of Shares	Nominal Value TOTAL (IN R$}
SERVIÇOS DE PETRÓLEO CONSTELLATIO N S.A {in judicial settlement)	138,649,329	R$138,649,329
TOTAL:	**138,649,329**	R$138,649,329

2. The partners decided, in view of the above resolutions, to amend the Articles of Incorporation with the following:

ARTICLES OF INCORPORATION OF SERVIÇOS DE PETRÓLEO ONSHORE CONSTELLATION LTDA.

By this document,

SERVIÇOS DE PETRÓLEO CONSTELLATION S.A. (in judicial settlement), a joint-stock company, organized and existing in accordance with Brazilian laws, registered in the National Registry of Legal Entities of the Ministry of Economy (*Nacional da Pessoa Jurídica do Ministério da Economia* "CNPJ/ME") under No. 30.521.090/0001-27, with its articles of incorporation registered registered with the Commercial Board of the State of Rio de Janeiro under NIRE No. 33.300.006.974, with headquarters in the City of Rio de Janeiro, State of Ria de Janeiro, at Avenida Presidente Antonio Carlos, No. 51, 3rd, 5th, 6th and 7th floors, Downtown, CEP 20020-010, herein represented by its Directors José Augusto Fernandes Filho, Brazilian, married, geologist, holder of the identity card RG No. 00.247.594-49 (SSP/BA) and enlisted in the Registry of Individuals of the Ministry of Economy ("CPF/ME") under the No. 002.819.564-72; and Valdir Moreira Bufon, Brazilian, married, accountant, holder of the identity card No. RJ - 069280/07 issued by the Regional Accounting Board of the State of Rio de Janeiro and registered with the CPF/ME under the No. 883.282.527-91, both with address at Avenida Presidente Antonio Carlos, No. 51, 6th floor, Downtown, in the City of Rio de Janeiro, State of Rio de Janeiro, CEP 20020-010,

Resolve to form a sole partnership limited company, which will be governed by the following Articles of Incorporation and applicable legal provisions:

I. NAME AND REGISTERED OFFICE

Clause 1: The Company will be called **SERVIÇOS DE PETRÓLEO ONSHORE CONSTELLATION LTDA.** and will be governed by this Articles of Incorporation ("Articles of Incorporation") by the legal provisions applicable to limited companies and by Law No. 6.404 of December 15, 1976, as amended from time to time ("Corporate Law").

Clause 2: The Company will have its headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Presidente Antonio Carlos, No. 51, Room 601, Downtown, 20020-010. The Company may open and close branches, offices and representations in any location within the country or abroad, as approved by its sole partner, **SERVIÇOS DE PETRÓLEO CONSTELLATION S.A. (in judicial settlement),** a joint-stock company, organized and existing in accordance with Brazilian laws, registered in the National Registery of Legal Entities of the Ministry of Economy ("CNPJ/ME") under the No. 30.521.090/0001-27, with its Articles of Incorporation registered with the Commercial Board of the State of Rio de Janeiro under NIRE No. 33.300.006.974, with headquarters in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Presidente Antonio Carlos, No. 51, 3rd, 5th, 6th and 7th floors, Downtown, CEP 20020-010.

II. Purpose

Clause 3: The purpose of the Company is for drilling wells, providing services and supplies, importing, exporting, leasing, the purchase and sale of materials and equipment for the oil industry. The Company may also contribute to accounting, acquire and dispose of securities, associate with other entities as a partner or shareholder, and conduct any business or activity, related to its purpose, with the government, joint ventures, partnerships, or form other contracts with any forms of contract with any person under public or private law.

III. Duration

Clause 4: The Company has an indefinite period of duration.

IV. CAPITAL STOCK AND SHARES

Clause 5. The share capital is R$138,649,329 *reais* divided into 138,649,329 shares, with nominal value of R$1.00 (one *real*) each, fully subscribed and integrated by **SERVIÇOS DE PETRÓLEO CONSTELLATION S.A. (in judicial settlement)** as follows:

(A) **SERVIÇOS DE PETRÓLEO PETROLEUM SERVICES CONSTELLATION S.A. (in judicial settlement)** subscribes on this date 138,649,329 shares, at nominal value of R$ 1,00 (one real) each, and integrates them with the contribution of the following assets, according to the balance sheet as adjusted on December 18, 2019:

(i) Sonda convencional terrestre QG-I (year of manufacture: 1980), equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which are characterized and described in Annex I of the Articles of Incorporation, which totals R$ 4,193,892.03 (four million, one hundred and ninety-three thousand *reais* and three cents);

(ii) Sonda convencional terrestre QG-II (year of manufacture: 1980), equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which are characterized and described in Annex I of the Articles of Incorporation, which totals R$1,089,943.38 (one million, eighty-nine thousand, nine hundred and forty-three *reais* and thirty-eight cents;

(iii) Sonda helitransportavél QG-III (year of manufacture: 1970), equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which are characterized and described in Annex I of the Articles of Incorporation, which totals R$1,00 (one real);

(iv) Sonda helitransportavél QG-IV (year of manufacture: 1984), equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which are characterized and described in Annex I of the Articles of Incorporation, which totals R$3,337,495.44 (three million, three hundred thirty-seven thousand, four hundred and ninety-five hundred *reais* and forty-four cents);

(v) Sonda helitransportavél QG-V (year of manufacture: 2010), equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which are characterized and described in Annex I of the Articles of Incorporation, which totals R$23,090,786.24 (twenty-three million, ninety thousand, seven hundred and eighty-six reais and twenty-four cents);

(vi) Sonda convencional QC-VI (year of manufacture: 2008), equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which are characterized and described in Annex I of the Articles of Incorporation, which totals R$19,315,494.71 (nineteen million, three hundred and fifteen thousand, four hundred and ninety-four reais and seventy-one cents);

(vii) Sonda convencional QC-VII (year of manufacture: 2008), equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which are characterized and described in Annex I of the Articles of Incorporation, which totals R$19,370,362.20 (nineteen million, three hundred and seventy thousand and three hundred sixty-two reais and twenty cents);

(viii) Sonda convencional QC-VIII, (year of manufacture: 2010), equipped with its belongings, components, controls, parts, accessories and ancillary equipment contained in Annex I of the Articles of Incorporation, which totals R$34,017,748.97 (theirty-four million, seventeen thousand, seven hundred and forty-eight reais and ninety-seven cents);

(vi) Sonda QG-IX helitranportable probe, (year of manufacture: 2010 equipped with its belongings, components, controls, parts, accessories and ancillary equipment, which are characterized and described in Annex I of the Articles of Incorporation, which totals R$34,233,605.28 (thirty-four million, two hundred thirty-three thousand, six hundred and five *reais* and twenty-eight cents).

Through this, the share capital of the Company shall be composed as follows:

PARTNER	Number of Shares°-	NOMINAL VALUE TOTAL (IN R$)
SERVIÇOS DE PETRÓLEO CONSTELLATION S.A. (in Judicial Settlement)	138,649,329	R$ 138,649,329.00
TOTAL:	138,649,329	R$ 138,649,329.00

Paragraph One — the share liability is restricted to the value of its shares.

V.RESTOLUTIONS

Clause 5: In addition to that established in law, resolutions must be made in a written document (public or private) signed by the Company. Resolutions will be filed at the Company's headquarters and, where required by applicable law, registered in the relevant agency and publication.

VI. ADMINISTRATION AND REPRESENTATION

Clause 6: The Company shall be managed by a Board of Directors composed of any two (2) members that are to be elected by the Articles of Incorporation or in a separate election. Their term will be of three (3) years and will be "Directors".

Paragraph One — Directors may be elected and dismissed at any time by resolution of the Company.

Paragraph Two - the Directors are not required to provide collateral for their respective positions.

Third paragraph — Directors will receive compensation determined by the Company.

Clause 7•: Hereby, the following are appointed as Directors of the Company: (A) Mr. JOSÉ AUGUSTO FERNANDES FILHO, Brazilian, married, geologist, holder of the identity card RG No. 00.247.594-49 (SSP/BA) and registered in the Registry of the Individual of the Ministry of Economy ("CPF/ME") under No. 002.819.564-72, resident and domiciled in the city of Rio de Janeiro, State of Rio de Janeiro, located at Avenida Presidente Antonio Carlos, No. 51, 6th floor, Downtown, in the City of Rio de Janeiro, State of Rio de Janeiro, CEP 20020-010; and (b) Mr. VALDIR MOREIRA BUFON, Brazilian, married, accountant, holder of the identity card No. RJ - 069280/07 issued by the Regional Accounting Board of the State of Rio de Janeiro and registered with the CPF/ME under the No. 883.282.527-91, resident and domiciled in the City of Rio de Janeiro, with address at Avenida Presidente Antonio Carlos, No. 51, 6th floor, Downtown, in the city of Rio de Janeiro, state of Rio de Janeiro, CEP 20020-010.

Paragraph One — The Directors declare, under the law and for the purposes of the first paragraph of Article 1.011 of Law 10.406 of January 10, 2002, as amended from time to time ("Brazilian Civil Code"), that they are not prohibited from holding any management position at the Company, either by special law or by criminal conviction or any penalty that prohibits, even temporarily, access to public positions; or because of crimes of bankruptcy, malpractice, bribery, concussion, embezzlement or crimes against the economy, the national financial system, for violation of antitrust and competition rules, consumer relations, public good, or property crimes.

Clause 8•: The Board of Directors shall administer the Company strictly in accordance with the provisions of this Articles of Incorporation and the applicable law, and shall be prohibited from acting on behalf of the Company, either alone or jointly, if such act would go against the Company's purposes, such as, for example, providing prohibited benefits to third parties, subject to the provisions of clauses 10 and 11 of this Articles of Incorporation.

Clause 9: The Board of Directors shall:

I. Comply with the provisions of this Articles of Incorporation and the resolution of **SERVIÇOS DE PETRÓLEO CONSTELLATION S.A. (in judicial settlement);**

II. Perform all acts necessary for the normal functioning of the Company, including representing the Company in or outside the courts, in the country or abroad; and additionally

III. Execute signatures by two (2) Directors or the joint signing of a Director and a prosecutor, or by the signing of two prosecutors:

(a) Represent the Company before federal, state and municipal offices, municipalities, public companies, mixed-economy corporations and entities governed by private law;

(b) Appoint "ad judicia" prosecutors and those who legally represent the Company, including for personal judicial purposes;

(c) Register and issue documents related to labor, tax and customs matters;

(d) Assume general obligations, including contracts in Brazil or abroad;

(e) Manage general financial, credit and financing operations not exceeding R$ 20,000,000.00 (twenty million *reais*);

(f) Sign, issue, accept and endorse checks, exchange letters, copies and promissory notes;

(g) Manage current accounts of the Company, receive amounts and amounts by giving a receipt;

(h) Pay and accept collateral, bail and other guarantees in the exclusive interest of the Company, provided that they are less than R$20,000,000.00 (twenty million *reais*)

(i) Hire "leasing" operations;

(j) Acquire, dispose of and represent real capital of the permanent assets of the Company of less than R$5.000.000,00 (five million reais); and

(k) Execute consortium and "joint venture" contracts.

Clause 10: The Directors shall perform the following provisions on behalf of or for the benefit of the Company, with the express, written approval by **SERVIÇOS DE PETRÓLEO CONSTELLATION S.A. (in judicial settlement)** , in compliance with the above provisions:

(a) Acquire, dispose of and represent real capital of the permanent assets of the Company of more than R$5,000,000.00 (five million *reais*);

(b) Manage financial, credit and financing operations in general exceeding the value of R$20,000,000.00 (twenty million *reais*);

(c) Divest and/or encumber equity interests in subsidiaries;

a.

(d) Waive any rights, including in preference to the subscription of shares;

(e) Provide and accept collateral, surety and other guarantees in the sole interest of the Company, in amounts greater than R$20,000,000.00 (twenty million *reais*); and

(f} Administer third party guarantees and obligations.

Clause 12: For compliance with the preceding clauses, powers may be granted by the Company upon the joint signing of two (2) Directors. The power of attorney granted by the Company shall have a period of validity set forth in the respective documents, and this period may not exceed 12 (twelve) months, except for the "ad judicia" power of attorney, which may be granted for an indefinite period.

VII. ACCOUNTING AND BALANCE SHEETS

Clause 13: The accounting year starts on January 1st and ends on December 31st of each year. At the end of each financial year, the financial statements of the Company shall be prepared in accordance with the applicable legal provisions.

paragraph 1— The provision for income tax and accumulated losses shall be deducted first from any profit in each financial year. Any possibly remaining losses will be dealt with by **SERVIÇOS DE PETRÓLEO CONSTELLATION S.A. (in** judicial settlement).

paragraph 2 — The balance will be distributed to the Company's shareholders, in whole or in part, or assigned to form in accordance with the respective resolution.

paragraph 3 — The Company may raise, on a semi-annual basis, or in shorter periods, intermediate or interim balance sheets, and on the basis of these, distribute profits or bonuses.

VIII. PROCESSING AND DISSOLUTION

Clause 14: The Company, at any time, by determination of its partners, may become another corporate type.

Clause 15: The Company shall dissolve, as set forth under the law, by determination of its partner. In the event of dissolution, the shareholder shall appoint the liquidator as set forth under applicable law.

IX. VENUE

Clause 16: In order to resolve any questions or disagreements arising out of this Articles of Incorporation, the venue shall be the Company's headquarters, subject to express waiver to any other venue, however privileged it may be.

SERVIÇOS DE PETRÓLEO PETROLEUM SERVICES CONSTELLATION S.A. (in judicial settlement) signs this instrument in 1 (one), in the presence of two witnesses, who also have signed.

Rio de Janeiro, April 20, 2020.

Partner:

SERVIÇPS DE PETRÓLEO CONSTELLATION S.A.
(In judicial settlement)

José Augusto Fernandes Daughter
Director

Anonymous
Moreira 8ufon
Diretor

Elected Directors:

Jobe Augusto Fernandes Filho Director

Anonymous
Bufon iretor

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